UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2011

NSTAR

(Exact name of registrant as specified in its charter)

Massachusetts	001-14768	04-3466300
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Boylston Street Boston, Massachusetts	02199
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 424-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5

Corporate Governance and Management

Item 5.07

Submission of Matters to a Vote of Security Holders.

On March 4, 2011, NSTAR held a special meeting of shareholders (the “Special Meeting”) in Boston, Massachusetts.  The following matters were submitted to a vote of NSTAR shareholders at the Special Meeting:

Proposal 1: Votes regarding the proposal to approve the merger contemplated by the Agreement and Plan of Merger, dated as of October 16, 2010, as amended on November 1, 2010 and December 16, 2010, by and among Northeast Utilities, NU Holding Energy 1 LLC, NU Holding Energy 2 LLC and NSTAR, as it may be further amended from time to time, and to adopt the Agreement and Plan of Merger.

The voting results for the proposal, including the numbers of votes cast for, against or withheld, and the number of abstentions and broker non-votes, are set forth below. The shareholders voted to approve Proposal 1.

Proposal 1:

Approve the merger contemplated by the Agreement and Plan of Merger

Votes For	Votes Against	Abstentions	Broker Non-Votes
76,381,055	3,887,194	712,650	0

In connection with the Special Meeting, NSTAR also solicited proxies with respect to the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies. As there were sufficient votes from NSTAR shareholders to approve Proposal 1, adjournment of the Special Meeting to solicit additional proxies was unnecessary and the adjournment proposal was not submitted to NSTAR shareholders for approval at the Special Meeting.

Section 8

Other Events

Item 8.01

Other Events.

On March 4, 2011, NSTAR issued a news release announcing the voting results of the Special Meeting. The news release is attached as Exhibit 99.1 and is incorporated herein by reference.

Section 9

Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description
99.1	News release, dated March 4, 2011, issued by NSTAR announcing the Special Meeting voting results.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NSTAR

(Registrant)

March 4, 2011

By:

/s/ R. J. WEAFER, JR.

Robert J. Weafer, Jr.

Vice President, Controller and Chief Accounting

Officer

EXHIBIT INDEX

99.1	News release, dated March 4, 2011, issued by NSTAR announcing the Special Meeting results.